                                                                    EXHIBIT 4.15
______________________________________________________________________________
______________________________________________________________________________



                   California Petroleum Transport Corporation


                                      and


                      CalPetro Tankers (Bahamas I) Limited



                      ___________________________________


                             ISSUE OF ONE DEBENTURE

                            Dated ________ __, 1995

                      ___________________________________



________________________________________________________________________________
________________________________________________________________________________

                               Table of Contents
                                                                        Page No.

                                   ARTICLE I

                                  DEFINITIONS.............................     1

                                  ARTICLE II

                                COVENANT TO PAY...........................     1
Section 2.1.   Covenant to Pay............................................     1


                                  ARTICLE III

                        MORTGAGE, CHARGE AND ASSIGNMENT...................     2
Section 3.1.   Charge.....................................................     2
Section 3.2.   Legal Securities...........................................     3
Section 3.3.   Conversion of Floating Charge..............................     3
Section 3.4.   Negative Pledge............................................     3
Section 3.5.   New Accounts...............................................     3


                                  ARTICLE IV

                           PRESERVATION OF SECURITY.......................     3
Section 4.1.   Continuing Security........................................     3
Section 4.2.   Waiver of Defenses.........................................     4
Section 4.3.   Immediate Recourse.........................................     5
Section 4.4.   Preservation of Rights.....................................     5
Section 4.5.   Additional Security........................................     5
Section 4.6.   Certificate................................................     5
Section 4.7.   Discharge..................................................     5
Section 4.8.   Registration...............................................     5
Section 4.9.   Lender's Power's With Respect to Security Assets...........     5
Section 4.10.  Calls......................................................     6
Section 4.11.  Delegation By Lender.......................................     6
Section 4.12.  Further Assurances.........................................     6
Section 4.13.  Redemption of Prior Mortgages..............................     6
Section 4.14.  Power of Attorney..........................................     6
Section 4.15.  Avoidance of Payments......................................     7
Section 4.16.  Powers to Lend.............................................     7

                                   ARTICLE V

                        DEALINGS WITH SECURITY ASSETS......................    8
Section 5.1.   Day to Day Business.........................................    8
Section 5.2.   Charged Accounts............................................    8
Section 5.3.   Deposit of Proprietary Rights...............................    8
Section 5.4.   Liability to Perform........................................    8


                                  ARTICLE VI

                                  ENFORCEMENT..............................    9
Section 6.1.   When Security Becomes Enforceable...........................    9
Section 6.2.   Enforcement of Security.....................................    9
Section 6.3.   Remedies, Waivers and Consents..............................    9


                                  ARTICLE VII

                                   RECEIVER................................    9
Section 7.1.   Appointment and Powers of Receiver..........................    9
Section 7.2.   Comply with Instructions....................................   12
Section 7.3.   Removal and Remuneration....................................   12
Section 7.4.   Lender May Exercise Receiver's Powers.......................   12
Section 7.5.   No Liability As Mortgagee In Possession.....................   12
Section 7.6.   Protection Of Third Parties.................................   12
Section 7.7.   Expenses....................................................   13
Section 7.8.   Indemnity...................................................   13


                                 ARTICLE VIII

                            APPLICATION OF PROCEEDS........................   13
Section 8.1.   Order of Application........................................   13
Section 8.2.   Suspense Accounts...........................................   14


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS........................   14
Section 9.01.  Amendment...................................................   14
Section 9.02.  Severability................................................   14
Section 9.03.  Notices.....................................................   14
Section 9.04.  Consent to Jurisdiction.....................................   14
Section 9.05.  Captions....................................................   15
Section 9.06.  Governing Law...............................................   15
Section 9.07.  No Partnership..............................................   15
Section 9.08.  Counterparts................................................   15

Section 9.09.  Survival....................................................   15
Section 9.10.  Integration.................................................   15
Section 9.11.  Reproduction of Documents...................................   15
Section 9.12.  Successors and Assigns; Assignment..........................   16
Section 9.13.  General Interpretive Principles.............................   16

          This Issue of One Debenture, dated ________ __, 1995 (the "Debenture"), from CalPetro Tankers (Bahamas I) Limited, a company organized under the laws of The Commonwealth of the Bahamas (the "Owner") to California Petroleum Transport Corporation, a corporation organized under the laws of the State of Delaware (the "Lender") is issued pursuant to Clause __ of the Memorandum of Association and Article 32 of the Articles of Association of the Owner passed at the meeting of the Directors held on the __ day of _________, 1995.

                             PRELIMINARY STATEMENT

          The Owner has requested that the Lender make two loans to the Owner: one in the aggregate principal amount equal to $____________ (the "Term Loan") and one in the aggregate principal amount equal to $____________ (the "Serial Loan" and, collectively with the Term Loan, the "Loans"). The Loans will be made pursuant to the terms and conditions of two Loan Agreements, each dated as of the date hereof, each between the Lender and the Owner. The net proceeds of the Serial Loan and the Term Loan will be used by the Owner to acquire the m.t. _________ (the "Vessel") from Chevron Transport Corporation (the "Initial Charterer"). The Vessel will be bareboat chartered to the Initial Charterer pursuant to the Bareboat Charter (the "Initial Charter"), dated as of the date hereof, between the Owner and the Initial Charterer. As collateral security for its obligations under the Loan Agreements, the Owner will assign, pledge, mortgage and grant the Lender a security interest in, inter alia, the Vessel, the Initial Charter, the earnings and insurances of the Vessel and will grant this debenture in favor of the Lender.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Owner and the Lender hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Capitalized terms used in this Debenture shall have the meanings assigned to such terms in Schedule 1 to this Debenture, and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                COVENANT TO PAY

          Section 2.1.  Covenant to Pay.  The Owner hereby covenants and agrees
                        ---------------
to pay and discharge each sum owing under the Term Obligations and the Serial Obligations as and when the same shall fall due, whether at maturity, by acceleration or otherwise; provided, however, the Lender, and any subsequent assignee or transferee of this Debenture, hereby agrees that the Owner has and shall have no personal liability or obligation with respect to the payment of the Term Obligations or the Serial Obligations, and that the Term Obligations and the Serial Obligations are payable solely from the proceeds received by the Lender (or the Lender's successors and assigns) from the Lender's right, title and interest in and to the collateral granted to the Lender hereunder and under the other Security Documents.


                                  ARTICLE III

                        MORTGAGE, CHARGE AND ASSIGNMENT

          Section 3.1.  Charge.  As continuing security for the Term Obligations
                        ------
and the Serial Obligations, equally and ratably, the Owner hereby:

     (a) conveys, transfers and assigns absolutely to and unto the Lender all rights of the Owner in and to the Current Receivables by way of fixed security;

     (b) mortgages, charges and assigns, and agrees to mortgage, charge and assign to the Lender all present and future rights of the Owner in and to all freehold or leasehold property of the Owner and all other estates or interests therein together with all trade fixtures and fixed plant and machinery now and for the time being thereon, by way of a fixed charge;

     (c) mortgages, charges and assigns, and agrees to mortgage, charge and assign, to the Lender all rights now owned or hereafter acquired in and to the goodwill, franchises, patent rights, copyrights, trademarks and other intangible Assets of the Owner by way of filed charge;

     (d) mortgages, charges and assigns, and agrees to mortgage, charge and assign, to the Lender all rights relating to the aforesaid property specified in Sections 3.1(a), (b) and (c) including, inter alia, negotiable instruments, legal and equitable charges, reservations of property rights, rights of action, collection, recovery or security, rights of tracing and unpaid vendor's liens and similar and associated rights, by way of fixed legal mortgage and charge; and

     (e) mortgages and charges in favor of the Lender all rights of the Owner now owned or hereafter acquired in and to all other Assets for the time being of the Owner not subject to the fixed securities created by Sections 3.1(a), (b), (c) and (d) wheresoever situate (including, inter alia, all undertakings and businesses of the Owner) by way of a floating charge and the Owner shall not be at liberty to create any mortgage or charge on any of the securities created by this Section 3.1(e) and no lien shall in any case or in any manner arise on or affect any part of the said securities in priority to or pari passu with all charges hereby created, it being the intention that the Owner shall have no power, without the written consent of the Lender, to part with or dispose of any part of the said securities except by way of sale in the ordinary course of its business;

provided, however, that upon the unconditional payment and satisfaction of the Serial Obligations, the rights of the Lender hereunder will secure solely and exclusively the Term Obligations;

provided further, that upon the unconditional payment and satisfaction of the Term Obligations the rights of the Lender hereunder will terminate and the Lender will at the direction, cost and expense of the Owner release or reassign to the Owner all remaining rights of the Lender in and to the balance of the Security Assets.

          Section 3.2.  Legal Securities.  The Owner will forthwith at the
                        ----------------
request of the Lender execute a legal mortgage, charge or assignment over all or any of the Security Assets subject to or intended to be subject to any fixed security hereby created in favor of the Lender in such form as the Lender may reasonably require.

          Section 3.3.  Conversion of Floating Charge.  The Lender may at any
                        -----------------------------
time by notice to the Owner convert the floating charges hereby created into a specific charge as regards any Assets specified in the notice which the Lender shall consider to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy and (whether or not this security has become enforceable) may at any time appoint a Receiver (as defined in Section 7.1 hereof) thereof.

          Section 3.4.  Negative Pledge.  The Owner shall not, without the prior
                        ---------------
written consent of the Lender, permit the sale, transfer, assignment lease or other disposition of any Security Asset, or any Encumbrance or other right in or over any Security Asset to subsist, arise or be created, other than such Encumbrance as is created by this Debenture.

          Section 3.5.  New Accounts.  If the Lender receives or is deemed to be
                        ------------
affected by notice whether actual or constructive of any subsequent Encumbrance or other interest affecting any Security Asset or the proceeds of sale thereof, the Lender may open a new account or accounts for the Owner. If the Lender does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Lender shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Debenture is security.

                                   ARTICLE IV

                            PRESERVATION OF SECURITY

          Section 4.1.  Continuing Security.  The security constituted by this
                        -------------------
Debenture shall be a continuing security and shall not be satisfied by any intermediate payment or satisfaction of the Term Obligations and the Serial Obligations but shall secure the ultimate balance of the Term Obligations and the Serial Obligations; provided, however, that, in the event that the Serial Obligations are satisfied and paid in full pursuant to the terms and conditions of the Serial Loan Agreement, this Assignment will be security solely and exclusively for the Term Obligations. The security hereby given shall be in addition to and shall not be discharged, released, prejudiced or otherwise affected by any other security or Encumbrance now or hereafter held by the Lender for the Term Obligations or the Serial Obligations.

          Section 4.2.  Waiver of Defenses.  The obligations of the Owner under
                        ------------------
this Debenture and this security shall not be discharged, released, prejudiced or otherwise affected by any act, omission or circumstance which but for this provision might so operate or otherwise release or discharge the Owner from the Term Obligations or the Serial Obligations, or the security created under this Debenture including without limitation and whether or not known to or discoverable by the Owner or the Lender:

     (a) any time, indulgence, waiver, consent or other relief granted to or composition with the Owner or any other Person;

     (b) the taking, variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights under the Term Loan Agreement, the Serial Loan Agreement, this Debenture, any Security Document or any other guarantee, agreement or obligation or any right against, or any security granted by, the Owner or any other Person;

     (c) any irregularity, invalidity or unenforceability of any obligation of the Owner under the Term Loan Agreement, the Serial Loan Agreement, any Security Document, this Debenture or any other guarantee, of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any such obligation to the intent that such obligation and this security shall remain in full force and this Debenture shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order;

     (d) any legal limitation, disability, incapacity or other circumstance relating to the Owner, any guarantor or any other Person;

     (e) any defect in or invalidity or inadequacy of the constitution or incorporation or borrowing powers of the Owner or of its board of directors, executive committee or other equivalent of analogous body or in the authorization, execution or delivery of the Term Loan Agreement, the Serial Loan Agreement, any Security Document, this Debenture or any other guarantee, agreement or obligation; or

     (f) any supplement, amendment or modification to the terms of the Term Loan Agreement, the Serial Loan Agreement, this Debenture, any other Security Document or any other guarantee, agreement or obligation.

          Section 4.3.  Immediate Recourse.  The Owner waives any right it may
                        ------------------
have of first requiring the Lender to proceed against or claim payment from the Owner or enforce the Term Loan Agreement, the Serial Loan Agreement, any Security Documents or other guarantee, agreement or obligation before enforcing this Debenture.

          Section 4.4.  Preservation of Rights.  Until the Term Obligations and
                        ----------------------
the Serial Obligations have been irrevocably paid and discharged in full, the Lender may:

      (a) refrain from applying or enforcing any other security, money or right held or received by the Lender in respect of the Term Obligations or the Serial Obligations or apply and enforce the same in such manner and order as the Lender sees fit; and

      (b) hold in a suspense account (without liability to pay interest thereon) any moneys received or on account of this Debenture by way of a partial payment.

          Section 4.5.  Additional Security.  This Debenture shall be in
                        -------------------
addition to and shall not in any way be prejudiced by any other security now or hereafter held by the Lender.

          Section 4.6.  Certificate.  A certificate of the Lender setting forth
                        -----------
the amount due from the Owner in respect of the Term Obligations and/or the Serial Obligations shall, in the absence of manifest error, be prima facie evidence of such amount.

          Section 4.7.  Discharge.  Where any discharge (whether in respect of
                        ---------
the Term Loan Agreement, the Term Obligations, the Serial Loan Agreement, the Serial Obligations, this Debenture, or any other guarantee, agreement, obligation or security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation, winding-up, dissolution or otherwise, this security and the obligations of the Owner under this Debenture shall continue as if there had been no such discharge or arrangement.

          Section 4.8.  Registration.  The Owner hereby agrees to arrange for
                        ------------
this Debenture, any Security Asset or any agreement, document or instrument relating thereto to be registered with or notified to any Person to preserve or perfect the Lender's security in any Security Asset.

          Section 4.9.  Lender's Power's With Respect to Security Assets.  The
                        ------------------------------------------------
Lender may without demand or notice to the Owner being required at any time after this security becomes enforceable exercise at its discretion (in the name of the Owner or otherwise) and without any further consent or authority by the Owner, any right which may be exercised by the Person in whose name any Security Asset is registered or who is the holder thereof under the terms thereof or otherwise including, but without limitation, all the powers given to trustees by statute in respect of securities or property subject to a trust; provided, however, that until the security hereby constituted becomes enforceable, the Lender shall procure that the rights attached to each such Security Asset are exercised in such manner as the Owner shall direct so long as the same is not inconsistent with any term of the Term Loan Agreement, the Serial Loan Agreement or this Debenture and account to the Owner for any sum or other distribution paid in respect of such Security Asset.

          Section 4.10.  Calls.  The Owner will for so long as the Term
                         -----
Obligations and the Serial Obligations remain outstanding pay all sums which may become due in respect of the Security Assets and in the event of default the Lender may if it thinks fit make such payments on behalf of the Owner. Any sums so paid by the Lender shall be immediately due and payable by the Owner to the Lender without demand or notice being required.

          Section 4.11.  Delegation By Lender.  The Lender may at any time and
                         --------------------
from time to time delegate by power of attorney or in any other manner to any Person or Persons all or any of the rights and discretions which are for the time being exercisable by the Lender under this Debenture in relation to any Security Asset. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Lender may think fit. The Lender shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

          Section 4.12.  Further Assurances.  The Owner shall at its own expense
                         ------------------
execute and deliver all such agreements, documents and instruments and do all such assurances, acts and things as the Lender may require for perfecting or protecting this security over any Security Asset or for facilitating the realization of such property and in the exercise of all rights vested in the Lender or in any sub-delegate as aforesaid. The Owner shall in particular execute all transfers, conveyances, assignments and assurances of such property whether to the Lender or its nominees and give all notices, orders and directions which the Lender may think expedient and, for the purposes of this Section, a certificate in writing by the Lender to the effect that any particular assurance, act or thing required by it is reasonably required shall be conclusive evidence of such fact in favor of all third parties.

          Section 4.13.  Redemption of Prior Mortgages.  The Lender may at any
                         -----------------------------
time after the security hereby constituted has become enforceable redeem any prior Encumbrance against any Security Asset or procure the transfer thereof to itself and may settle and pass the accounts of the prior Encumbrances. Any accounts so settled and passed shall be conclusive and binding on the Owner. All principal moneys, interest, costs, charges and expenses of and incidental to such redemption and transfer shall be immediately due by the Owner to the Lender without notice or demand being required.

          Section 4.14.  Power of Attorney.  (a)  The Owner hereby by way of
                         -----------------
security irrevocably nominates, constitutes and appoints the Lender and every Receiver of any Security Asset appointed hereunder and every such delegate or sub-delegate as aforesaid, each of them acting alone or jointly with any other of them, to be its attorney (the "Attorney") and on its behalf and in its name or otherwise to sign under seal or otherwise and deliver all such agreements, documents and instruments and do all such assurances, acts and things which the Owner ought to do but fails to do under the covenants and provisions contained in the Indenture or this Debenture (including without prejudice to the generality of the foregoing to make any demand upon or give any notice or receipt to any Person owing moneys to the Owner and to execute and deliver any charges, legal and equitable generally in its name and on its behalf to exercise all or any of the rights conferred by or pursuant to this Debenture or by statute on the Attorney and (without prejudice to the generality of the foregoing) to sign under seal or otherwise and deliver and otherwise perfect any assurance, agreement, instrument or act which the Attorney may deem proper in or for the purpose of exercising any of such rights.

          (b) The Owner hereby ratifies and confirms and agrees to ratify and confirm any such Attorney described in Section 4.14(a).

          Section 4.15.  Avoidance of Payments.  No assurance, security or
                         ---------------------
payment which may be avoided under any enactment relating to bankruptcy, and no release, settlement or discharge given or made by the Lender on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Lender to enforce the security created by or pursuant to this Debenture in respect of the full extent of the moneys thereby secured. The Lender shall be at liberty at its absolute discretion to retain the security so created as security for the Term Obligations and Serial Obligations, equally and ratably, for a period of seven months in the case of fixed security and thirteen months in the case of floating security after the Term Obligations and Serial Obligations shall have been paid in full, notwithstanding any release, settlement, discharge or arrangement given or made by the Lender on or as a consequence of, such termination of liability. If at any time within the period of six months in the case of fixed security and twelve months in the case of floating security after such termination a petition shall be presented to a competent court for an order for the winding up of the Owner or the Owner shall commence to be wound up voluntarily, the Lender shall be at liberty, notwithstanding as aforementioned, to continue to retain such security or any part thereof for and during such further period as the Lender in its absolute discretion shall determine. The Owner agrees that such security shall be deemed to have been and to have remained held by the Lender as and by way of security for the payment to the Lender of all or any sums which are now or may become due and owing to the Lender under the Term Loan Agreement, the Serial Loan Agreement and the rest of the Security Documents.

          Section 4.16.  Powers to Lend.  The Lender may advance money on the
                         --------------
security of any Security Asset for the purpose of defraying any costs, charges, losses and expenses which shall be paid or incurred by it in relation to this Debenture (including the remuneration of any Receiver) or which the Lender anticipates may be paid or incurred in the exercise of the rights vested in it or for all other purposes of this Debenture or any of them and the Lender may advance such moneys at such rates of interest and generally on such terms and conditions as it shall think fit.

                                   ARTICLE V

                         DEALINGS WITH SECURITY ASSETS

          Section 5.1.  Day to Day Business.  For so long as the security hereby
                        -------------------
constituted shall not have become enforceable, the Owner may in the ordinary course of trading (a) for the purpose of getting in and realizing any Current Receivable compromise, settle, release or otherwise dispose any thereof, including any Encumbrance or other security relating thereto, save that nothing in this Section 5.1 shall be construed so as to permit the Owner to sell, factor or discount any Current Receivable and, (b) acquire, deal in and dispose of any Security Asset specified in Section 3.1(b) other that pursuant to the applicable terms of the Term Loan Agreement and the Serial Loan Agreement.

          Section 5.2.  Charged Accounts.  The Owner shall cause all sums
                        ----------------
hereafter received or recovered by or for it in respect of any Current Receivable to be directly credited to a separate and distinct account as the Lender may from time to time designate and, if called upon to do so by notice in writing from the Lender, shall execute an absolute assignment of any such Current Receivable in favor of the Lender, all at the cost of the Owner. Until the security hereby constituted is fully discharged in accordance with the terms hereof, the Owner shall not be entitled to withdraw any sum standing to the credit of any such account established as aforesaid without the prior written consent of the Lender.

          Section 5.3.  Deposit of Proprietary Rights.  The Owner shall, if the
                        -----------------------------
Lender so requires, deposit with the Lender all certificates and other documents of title or evidence of ownership in relation to the patents and rights referred to in Section 3.1(c).

          Section 5.4.  Liability to Perform.  Notwithstanding any other
                        --------------------
provision herein contained to the contrary, the Owner shall remain liable to observe and perform all of the respective conditions and obligations assumed by it in respect of each Security Asset and the Lender shall be under no obligation by reason of this Debenture, nor shall the Lender be required in any manner, to perform or fulfil any obligation of the Owner in respect of any Security Asset or to make any payment or make any enquiry as to the maturity, amount, nature or sufficiency of any rental, interest, proceeds, payments or receipts received by it or them or the Owner or to present or file any claim or take any other action or give any notice to collect, exercise or enforce the payment of any amount or the taking up of any rights or property to which the Owner may have been or to which it may be now or hereafter entitled thereunder at any time.

                                   ARTICLE VI

                                  ENFORCEMENT

          Section 6.1.  When Security Becomes Enforceable.  The security hereby
                        ---------------------------------
conferred shall become immediately enforceable and the floating charge created by this Debenture shall be deemed to have crystallized and the power of sale and other powers conferred by statute as varied or amended by this Debenture shall be immediately exercisable (i) if the Owner fails to meet the Term Obligations and the Serial Obligations in the manner specified in Section 2.1 or (ii) upon and after the occurrence of any Event of Default as defined in the Term Loan Agreement or the Serial Loan Agreement. After this security has become enforceable, the Lender may in its discretion enforce all or any part of this security, and exercise all or any rights of enforcement hereby granted, in such manner as the Lender sees fit.

          Section 6.2.  Enforcement of Security.  For the purposes of all powers
                        -----------------------
implied by statute the Term Obligations and the Serial Obligations shall be deemed to have become due and payable on the date hereof and any statutory restrictions on the power of sale and restrictions on the right of consolidation shall not apply to this security.

          Section 6.3.  Remedies, Waivers and Consents.  No delay or omission of
                        ------------------------------
the Lender in exercising any right under this Debenture shall impair or be construed as a waiver of such right nor shall any single or partial exercise of any such right preclude any further exercise thereof or the exercise of any other right. The rights provided in this Debenture are cumulative and not exclusive of any rights provided by law, agreement or otherwise. Any waiver and any consent by the Lender under this Debenture must be in writing and may be given subject to any conditions thought fit by the Lender . Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

                                  ARTICLE VII

                                    RECEIVER

          Section 7.1.  Appointment and Powers of Receiver.  At any time after
                        ----------------------------------
this security becomes enforceable the Lender may without further notice appoint in writing under its hand any one or more Person(s) to be a receiver or receiver and manager (hereinafter each called "a Receiver") as the Lender at its sole discretion may see fit of any Security Asset in like manner in every respect as if the Lender had become entitled under statute to exercise the power of sale thereby conferred. Every Receiver so appointed shall, in addition to any powers conferred by statute or common law, have and be entitled to exercise all rights to do any or all of the following things:

     (a) Take Possession.  Enter upon and take immediate possession of, get in
         ---------------
         and collect any Security Asset and undertake any works of demolition, building, reconstruction, repair or decoration thereon;

     (b) Sell Assets.  Subject to any necessary consent or approval of any
         -----------
         judicial, administrative, governmental or other regulatory body, office or agency, sell, convert into money and realize any Security Asset by public auction or private contract, dispose of, grant options and other rights in respect of and exercise all other rights conferred on an owner under any statute, at common law or otherwise, in respect of any Security Asset and generally in such manner and on such terms (which may consist wholly or partly of shares or securities of any company or body corporate) as the Receiver shall think fit and transfer, convey, assign or grant an assurance of the same in the name and on behalf of the Owner. Without prejudice to the generality of the foregoing, the Receiver may do any of these things for a consideration consisting of cash, debentures or other obligations, shares or other valuable consideration in cash or in any other form whatsoever and any such consideration may be payable in a lump sum or by installments spread over such period as the Receiver may think fit;

     (c) Compromise.  Settle, adjust, refer to arbitration, compromise and
         ----------
         arrange any claims, accounts, disputes, questions and demands with or by any Person who is or claims to be a creditor of the Owner or relating in any way to any Security Asset;

     (d) Borrow and Create Security.  Borrow or raise money and secure the
         --------------------------
         repayment thereof and interest thereon by mortgaging, sub-mortgaging or otherwise charging any Security Asset or this Debenture (whether or not in priority to the sums and obligations secured by this Debenture) in such manner and on such terms as the Receiver shall think fit; provided, however, that:

       (i) no Receiver shall exercise such right without first obtaining the written consent of the Person appointing him and the Lender shall not incur any responsibility to the Owner or any other Person by reason of giving or refusing its consent, whether directly or subject to any limitation or condition; and

      (ii) no Person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the propriety or purpose of the exercise thereof or to see to the application of any money so borrowed or raised;

     (e) Employ Agents.  Employ solicitors, managers, agents and others as the
         -------------
         Receiver shall deem necessary;

     (f) Receipts.  Give valid receipts and discharges for all moneys and claims
         --------
         and execute all assurances and things which may be proper or desirable for realizing any Security Assets;

     (g) Consideration.  Receive or pay any consideration in cash or other
         -------------
valuable consideration and so that the same may be receivable or payable either immediately or at a later time and in a lump sum or by installments spread over such period as the Receiver shall think fit;

     (h) Dealings.  Generally to deal with and effect any transaction or
         --------
arrangement of any kind whatsoever in respect of any Security Asset;

     (i) Legal Proceedings.  Settle, arrange, compromise and submit to
         -----------------
arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with any Security Asset or in any way relating to the security constituted by this Debenture, to bring, take, defend, compromise, submit to and discontinue any actions, suits, arbitration or proceedings whatsoever whether civil or criminal in relation to the matters aforesaid, to enter into, complete, disclaim, abandon or disregard, determine or rectify all or any of the outstanding agreements or arrangements of the Owner in any way relating to or affecting the Security Assets or any part thereof and to allow time for payment of any debts either with or without security as the Receiver shall think expedient;

     (j) In Owner's Name.  Generally at his option to use the name of the Owner
         ---------------
in the exercise of all or any of the rights hereby conferred;

     (k) Exercise of Rights.  Exercise, or permit the Owner or any nominee of
         ------------------
the Owner to exercise, any rights incident to the ownership of any Security Asset in such manner as the Receiver may think fit and in particular (as regards shares, stock and securities) any voting rights conferred by the same and (as regards securities) any rights of enforcing the same by foreclosure, sale or otherwise;

     (l) Corporate Transfers.  Transfer any Security Asset to any other company
         -------------------
or body corporate, whether or not formed or acquired for the purpose;

     (m) Carry on Business.  Generally manage and carry on and conduct any of
         -----------------
the undertakings and businesses of the Owner;

     (n) Calls.  Make calls, conditionally or unconditionally, on the members of
         -----
the Owner in respect of all or any part of its uncalled capital with such and the same rights of enforcement as are conferred by the Memorandum of Association and Articles of Association of the Owner upon its directors in this respect;

     (o) General Powers.  Sign under seal or otherwise and deliver all such
         --------------
agreements, documents and instruments and do all such other acts and things as the Receiver may consider desirable or necessary for realizing any Security Asset or incidental or conducive to any of the matters or rights conferred on a Receiver under or by virtue of this Debenture and to exercise in relation to any Security Asset all such rights as the Receiver should be capable of exercising if the Receiver were the beneficial owner of the same; and

     (p) Moneys received by Receiver.  All moneys received by a Receiver shall
         ---------------------------
         after providing for the matters specified by any law be applied by him in or towards satisfaction of this Debenture and thereafter of any other incumbrance of which he shall have notice and thereafter the Receiver shall pay the residue of the moneys received by him to the Owner.

     Section 7.2.  Comply with Instructions.  Any Receiver shall in the exercise
                   ------------------------
of the Receiver's rights conform to any regulations and directions from time to time made and given by the Person appointing him but so that no Person dealing with the Lender or any Receiver shall be concerned to enquire whether the Receiver has so conformed to any such regulations or directions.

     Section 7.3.  Removal and Remuneration.  The Lender may from time to time
                   ------------------------
by writing under its hand remove any Receiver appointed by it and may whenever it may deem it expedient appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

     Section 7.4.  Lender May Exercise Receiver's Powers.  All or any of the
                   -------------------------------------
rights which are conferred by this Debenture (either expressly or impliedly) upon a Receiver of any Security Asset may be exercised after the security hereby created becomes enforceable by the Lender in relation to any Security Asset without first appointing a Receiver of the same or notwithstanding the appointment of a Receiver of the same.

     Section 7.5.  No Liability As Mortgagee In Possession.  The Lender shall
                   ---------------------------------------
not nor shall any Receiver appointed as aforesaid by reason of the Lender or the Receiver entering into possession of any Security Asset be liable to account as mortgagee in possession or be liable for any loss or realization or for any default or omission for which a mortgagee in possession might be liable. Every Receiver duly appointed by the Lender shall be deemed to be the agent of the Owner for all purposes and shall as such agent be deemed to be in the same position as a Receiver duly appointed by a mortgagee under statute. The Owner alone shall be responsible for its agreements, obligations, acts, omissions, defaults and losses and the Lender shall not incur any responsibility therefor (either to the Owner or to any other Person whatsoever) by reason of appointing such Receiver or for any other reason whatsoever. Every such Receiver and the Lender shall be entitled to all the rights, privileges and immunities by statute conferred on mortgagees and receivers when such receivers have been duly appointed.

     Section 7.6.  Protection Of Third Parties.  No purchaser, mortgagee or
                   ---------------------------
other Person dealing with the Lender or the Receiver or the agents of the Lender or the Receiver shall be concerned to enquire whether any of the Term Obligations or Serial Obligations are due or owing, the right which the Lender or the Receiver is purporting to exercise has become exercisable or any money remains due under this Debenture, as to the propriety or regularity of the actions of the Lender or such Receiver, or to see to the application of any money paid to the Lender or to such Receiver.

     Section 7.7.  Expenses.  All costs, charges and expenses incurred and all
                   --------
payments made by the Lender or any Receiver appointed hereunder in the exercise in good faith of any right hereby conferred whether or not occasioned by any act, neglect or default of the Lender or such Receiver shall bear interest from the date of the same being incurred or becoming due at the Default Rate. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable hereunder shall be payable by the Owner on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Lender and the Owner on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

     Section 7.8.  Indemnity.  Each of the Lender and every Receiver, attorney,
                   ---------
manager, agent or other Person appointed by the Lender hereunder shall be entitled to be indemnified out of the Security Assets in respect of all obligations, costs, charges and expenses incurred and payments made by such Person in good faith in the execution or purported execution of any right vested in such Person pursuant hereto and against all actions, proceedings, obligations, costs, claims and demands in respect of any matter or thing done or omitted in anyway relating to any Security Asset and the Lender and any such Receiver may retain and pay all sums in respect of the same out of any moneys received under the rights hereby conferred.

                                  ARTICLE VIII

                            APPLICATION OF PROCEEDS

     Section 8.1.  Order of Application.  Any moneys received by the Lender
                   --------------------
pursuant to this Debenture or under the powers hereby conferred shall after the security hereby constituted shall have become enforceable but subject to the payment of any claims having priority to this security be applied for the following purposes and in the following order of priority (but without prejudice to the right of the Lender to recover any shortfall from the Owner):

     (a) in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Lender or any Receiver appointed hereunder and of all remuneration due hereunder with interest on such costs, charges, expenses and payments at the Default Rate;

     (b) in or towards payment of interest on the Term Obligations and Serial Obligations, pro rata, in accordance with their respective outstanding balances;

     (c) in or towards payment of principal on the Term Obligations and Serial Obligations, pro rata, in accordance with their respective outstanding balances;

     (d) in payment of the surplus (if any) to the Owner or other Person entitled thereto.

     Section 8.2.  Suspense Accounts.  Any moneys received under the rights
                   -----------------
hereby conferred may, at the discretion of the Lender, be placed in a suspense account and kept there for so long as the Lender thinks fit.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 9.01.  Amendment.  This Debenture may be amended from time to time
                    ---------
by written agreement signed by the parties hereto.

     Section 9.02.  Severability.  If any provision of this Debenture is held to
                    ------------
be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Debenture contained, shall not affect the remaining portions of this Debenture, or any part thereof.

     Section 9.03.  Notices.  All demands, notices and communications hereunder
                    -------
shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Lender, at the following address: c/o JH Management Corporation, Room 6/9, One International Place, Boston, Massachusetts 02110-2624, (b) in the case of the Owner, at the following address: United House, 14-16 Nelson Street, Douglas, Isle of Man, or at other such address as shall be designated by such party in a written notice to the other parties.

     Section 9.04.  Consent to Jurisdiction.  Any legal suit, action or
                    -----------------------
proceeding against the Owner arising out of or relating to this Debenture, or any transaction contemplated hereby, may be instituted in any federal or state court in The City of New York, State of New York and the Owner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Owner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Owner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting servicing of legal process and the Owner agrees that service of process upon such party shall constitute personal service of such process on the Owner. The Owner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Debenture shall have been paid in full. If such agent shall cease to so act, the Owner shall immediately designate and appoint another such agent satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment.

     Section 9.05.  Captions.  The captions or headings in this Debenture are
                    --------
for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Debenture.

     Section 9.06.  Governing Law.  This Debenture shall be governed by and
                    -------------
interpreted in accordance with the laws of the [Commonwealth of the Bahamas] [Isle of Man], without giving effect to the principles of conflicts of law.

     Section 9.07.  No Partnership.  Nothing herein contained shall be deemed or
                    --------------
construed to create a partnership or joint venture among the parties hereto and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

     Section 9.08.  Counterparts.  This Debenture may be executed in any number
                    ------------
of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

     Section 9.09.  Survival.  The representations, covenants and agreements
                    --------
contained in or made pursuant to this Debenture in respect of either party hereto shall survive the execution and delivery of this Debenture and shall continue in effect so long as such party's obligations hereunder remain outstanding.

     Section 9.10.  Integration.  This Debenture and the Schedule and Exhibits
                    -----------
hereto constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

     Section 9.11.  Reproduction of Documents.  This Debenture and all documents
                    -------------------------
relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 9.12.  Successors and Assigns; Assignment.  This Debenture shall be
                    ----------------------------------
binding upon and inure to the benefit of the Owner and the Lender and their respective successors and assigns. The Owner shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender, at its sole option, shall have the right to assign this Debenture, the Serial Loan Agreement, the Term Loan Agreement, the Security Documents and any of its rights and interest hereunder and thereunder.

     Section 9.13.  General Interpretive Principles.  For purposes of this
                    -------------------------------
Debenture except as otherwise expressly provided or unless the context otherwise requires:

     (a) the defined terms in this Debenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

     (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Debenture;

     (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

     (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Debenture as a whole and not to any particular provision; and

     (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

     IN WITNESS WHEREOF this Debenture has been executed by the Owner the day and year first above written.



SIGNED, SEALED and DELIVERED     )
as a Deed and Debenture          )
by                               )
for and on behalf of             )
CALPETRO TANKERS (BAHAMAS I)
 LIMITED                         )

in the presence of:-             )



SIGNED by                        )
for and on behalf of             )
CALIFORNIA PETROLEUM TRANSPORT
 CORPORATION                     )
in the presence of:-             )

                                   SCHEDULE 1

                      DEFINED TERMS USED IN THE DEBENTURE

     "Assets" means, in relation to any person, the whole or any part of its business, undertaking, property and assets and includes, without limitation, any right to receive revenues.

     "Assignment of Earnings and Insurances" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Closing Date) with respect to the Vessel to secure its obligations under the Loan Agreements.

     "Assignment of Guarantee" means the assignment between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner assigns to the Lender all of its right, title and interest in, to and under the Chevron Guarantee to secure its obligations under the Loan Agreements.

     "Chevron" means Chevron Corporation.

     "Chevron Guarantee" means the guarantee of the obligations of the Initial Charter given by Chevron.

     "Closing Date" means ________ __, 1995.

     "Current Receivables" means (a) all obligations of the trade debtors of the Owner due or owing to the Owner on account of the prevailing debit balances of the present book debts of the Owner and (b) all rights relating to the aforesaid property specified in paragraph (a), including, inter alia, negotiable instruments, legal and equitable charges, reservations of property rights, rights of action, collection, recovery or security, rights of tracing an unpaid vendor's liens and similar and associated rights (and each reference to a "Current Receivable" shall be construed as a reference to the whole or any part of any one or more of them).

     "Encumbrance" means any encumbrance and includes any mortgage, charge (whether fixed or floating, pledge, lien, hypothecation, title retention or other security agreement or security interest of any kind whatsoever and howsoever arising and any equivalent or analogous interest to any of the foregoing.

     "Event of Default" means an Event of Default under Section ____ of the Loan Agreement.

     "Guarantee" means any guarantee and also includes any indemnity, any other form of assurance against financial loss and any other contingent obligation or other obligation in respect of the payment of, or indemnity against the consequences of default in the payment of, any indebtedness of any person or the performance of any obligation by any person (and each reference to the act of guaranteeing shall be construed accordingly).

     "Initial Charter" means with respect to each Vessel, the Bareboat Charter, dated as of ________ 1, 1995, between the Initial Charterer and the Owner.

     "Initial Charterer" means Chevron Transport Corporation.

     "Issue of One Debenture" means each Issue of One Debenture between the Owner and the Lender, as amended from time to time in accordance with the terms thereof, pursuant to which the Owner grants to the Lender a security interest in all of its assets.

     "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

     "Right" means any right (actual or contingent, present or future) expressed to be created under any agreement, law or directive, or arising by operation of law and includes any power, authority, discretion, privilege, remedy, title or interest arising under, by reason of, or in connection therewith.

     "Security Assets" means all of the present and future assets of the Owner, including, inter alia, the Current Receivables (and each reference to a "Security Asset" shall be construed as a reference to the whole or any part of any one or more of them).

     "Security Documents" means the Loan Agreement, the Mortgage, the Assignment of Charter, the Assignment of Earnings and Insurances, the Assignment of Guarantee, the Assignment of Management Agreement, the Issue of One Debenture, collectively.

     "Serial Loan Agreement" the Loan Agreement, dated as of _______ 1, 1995 between the Lender and the Owner pursuant to which the Lender will make the Serial Loan to the Owner.

     "Serial Obligations" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Serial Loan Agreement, any Security Document and any instrument, agreement or document referred to therein.

     "Term Loan Agreement" means the Loan Agreement, dated as of _______ 1, 1995 between the Owner and the Lender pursuant to which the Lender makes the Term Loan to the Owner.

     "Term Obligations" means the payment, performance or obligations of any kind or nature whatsoever of the Owner under and pursuant to the Term Loan Agreement, any Security Document and any instrument, agreement or document referred to therein.

     "Trustee" means Chemical Trust Company of California.